                                                                      EXHIBIT 1

       TRANSACTIONS IN HAVAS ORDINARY SHARES BY THE BOLLORE FILING PERSONS
                               FROM: JUNE 10, 2005
                                TO: JUNE 16, 2005

                                                                                           NUMBER OF
NAME                           TRANSACTION              DATE         PRICE (IN (EURO))      SHARES
----------------------------------------------------------------------------------------------------
Vincent Bollore                None                       -               -                    -

BMI                            Purchase              06/13/2005         4.6241              877,673
                               Purchase              06/14/2005         4.7029            2,100,290
                               Purchase              06/15/2005         4.7929            2,000,000
                               Purchase              06/16/2005         4.8300                3,719
                               Purchase              06/16/2005         4.8730            2,575,000

BI                             None                       -               -                    -

Cedric de Bailliencourt        None                       -               -                    -

Marc Bebon                     None                       -               -                    -

Thierry Marraud                None                       -               -                    -